Exhibit 99.1

Edgington Elected Chairman; Breitkreutz Vice Chair; Chan Secretary/Treasurer

On Friday, April 1, the new Board of Managers of Golden Oval Eggs met for the first time and the new officers for the coming year were elected.  Newly elected Chairman Chris Edgington from Iowa served as Vice Chairman this past year.  In accepting the responsibility, Chairman Edgington recommitted the company to its mission of preserving and enhancing shareholder value while providing the highest quality egg products and service for its customers.  He reiterated President and Chief Executive Officer Dana Persson’s commitment to exploring opportunities for growing the company profitably.  Chairman Edgington first joined the Board as an advisory member in 1998, assisting with the Iowa expansion. Most recently serving as chairman, Marv Breitkreutz continues to serve the board and company he helped establish in 1994 as Vice Chairman.   Mark Chan, also a veteran board member since the company’s inception, was reelected as Secretary/Treasurer to the Board.

Hebrink and Wilson Added to Board of Managers

Golden Oval Eggs shareholders elected seven board members at the Eleventh Annual Shareholder Meeting, on Tuesday March 15.  Meeting information was sent in mid-February along with ballots to be mailed back or brought to the annual meeting.

Elected to the board for the first time for a two-year term, Rodney Hebrink is Senior Vice President of AgStar Financial Services, ACA, a position he has held since 1995.  He served as Vice President and Chief Financial Officer of AgStar Financial Services, ACA from 1986 through 1995.  Previously, he was Assistant Vice President in the Agribusiness Division of Norwest Bank and at St. Paul Bank for Cooperatives. Mr. Hebrink has broad managerial skills in leadership and executing business plans and lives in Maple Lake, Minnesota.

Also elected for the first time for a two-year term, Paul Wilson is Vice President/Loan Officer of the F & M State Bank in Clarkfield, Minnesota. A fifth generation farmer, he has ownership in a turkey operation.  He serves on the boards of the Economic Development Association, the Upper Minnesota Valley Business Development Association, is President of the Lions Club and the Lutheran Church.  He lives in Clarkfield, Minnesota and is a member of the development board for the Clarkfield Charter School.

Marvin Breitkreutz, who served as Chairman on the Golden Oval Eggs Board of Directors since 2003 and a board member since the company’s inception in 1994, was reelected for a three-year term ending in 2008.

Chris Edgington has served as Vice Chairman since 2004 and was reelected for a three-year term ending in 2008.  Mark Chan has served on the board since its 1994 inception and was reelected for a three year term ending in 2008.

Brad Petersburg was reelected to a one-year term.  Randy Tauer was reelected to a one-year term.

The Board of Managers meets monthly onsite at Golden Oval Eggs or more often if needed. •

Tom Jacobs and Jeff Woodley Retire from
the Golden Oval Eggs Board of Managers

......................................see article on page 3

250 Shareholders
Attended 11th
Annual Shareholder
Meeting March 15

After lunch at the Jackpot Junction Hotel, shareholders listened to Golden Oval Eggs’ management report on company progress during fiscal 2005 and current market conditions. Chairman of the Board Marvin Breitkreutz conducted the meeting where shareholders elected seven members to the Board of Managers.

President and Chief Executive Officer Dana Persson reported on the egg industry and core strengths of Golden Oval Eggs. He said the company’s progress has been made through careful and deliberate steps. To continue to grow unit values, the company is exploring opportunities in further processing production.

Vice President of Operations Terry Heying reviewed current projects at the Minnesota and Iowa sites, and the continued strong cost controls and competitive performance of operations. Chief Financial Officer Doug Leifermann reviewed the record-breaking financial performance during fiscal year 2004. He reported on the strength of Golden Oval Eggs’ predictable business model, consistent production and scale of operation. Despite the strong performance in operations, Golden Oval Eggs anticipates lower egg pricing in see meeting, on page 2.

inside:

President Update
Jacobs and Woodley Retire
Shareholder Update
Improved Liquidity of Units Explored

Back Cover
Royce Tack Retires
Fast Food Egg Consumption

april 2005

a quarterly newsletter

from the president:

Dear fellow shareholder,

I believe all times can become exciting times for our company; even these industry challenges present opportunities as Golden Oval Eggs becomes more competitive.  As demand continues strong for our products, we are well positioned to take advantage of opportunities we discover along the way.  Throughout our company, increased efficiencies and good planning are helping us weather the cyclical nature of our industry.  We have included a graph of liquid whole egg price history and chart with additional data in the newsletter which illustrates this cycle.

We thank you for your investment and will continue to put all effort into growing shareholder value over the long term at Golden Oval Eggs.

We enjoyed seeing so many of you at our 11th Annual Shareholder Meeting.  Join me in welcoming two new members to our Board of Managers, Paul Wilson and Rod Hebrink. (see cover feature)

............company update

Despite the challenges of the winter now behind us, we are pleased to say that the construction at Iowa continues to move along on schedule.

Our new Iowa feed mill daily feeds five million birds more efficiently than we had been able to do in the past with transporting the feed onsite.  We are working with Farmers Cooperative in coordinating grain delivery to the Thompson site.  You can check the posted bids at their website www.fccoop.com.

The third breaker equipment became operational in January in Iowa.  With two breakers already in place, we planned the third breaker just in time to accommodate the production of the additional barns.

As I write, we are about to put the fourteenth layer barn into production of eighteen total planned for Thompson.  We currently project the last of the barns to be completed and in production by this time next year. At that time, the Thompson complex production begun in 1999 will be completed.

In January we completed the upgrade of the wastewater pretreatment facility in Renville and took over its operation.

.................appreciation

I invite you to join me in wishing success to three of our Golden Oval Eggs family as they retire from the company.

Tom Jacobs, a founding board member, and Iowan Jeff Woodley both retired from our Board in March.  We thank Tom for all his contributions since we began Golden Oval Eggs in 1994 and Jeff for his leadership in helping to make our Iowa dream a reality.

After a long distinguished career in the poultry industry, our Sales and Marketing Manager Royce Tack will retire from Golden Oval Eggs this month.  Royce spent the last five years leading our sales as we doubled liquid egg production.  We have greatly benefited from Royce’s poultry industry expertise and relationships.  We wish Royce continued success in all his endeavors and thank him for his contributions to Golden Oval Eggs.

Good wishes to so many of you for an excellent planting season.

Sincerely yours,

Dana Persson
President and Chief Executive Officer

egg pricing

Liquid Whole Egg Price Trend

Liquid Whole Egg Prices

Monthly, Annual and Multi-Year Averages

cents/pound

Year	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	AVG
1995	29.10	30.47	31.78	29.13	29.73	33.39	39.35	35.87	38.73	41.45	49.00	44.65	36.05
1996	48.00	47.88	50.31	47.07	45.50	46.90	45.36	50.61	51.08	51.63	56.37	55.43	49.68
1997	46.27	41.80	39.45	39.34	37.00	37.00	41.77	38.45	41.52	43.07	53.92	44.36	42.00
1998	39.24	35.88	38.73	34.88	30.45	33.84	34.43	37.43	39.14	42.32	48.53	42.25	38.09
1999	36.73	34.35	32.48	26.19	30.40	29.14	28.45	35.34	33.29	27.12	31.88	23.05	30.70
2000	23.48	30.50	27.39	28.63	23.68	28.18	28.30	35.76	34.08	38.70	34.45	31.00	30.35
2001	29.39	32.35	33.50	32.75	26.30	26.83	29.43	29.86	28.50	30.02	35.08	28.37	30.20
2002	28.86	25.25	29.78	27.43	28.00	34.55	30.80	31.80	30.50	32.93	37.79	31.26	30.75
2003	30.41	31.32	34.38	37.29	36.69	42.67	47.09	58.74	62.81	66.65	73.92	61.55	48.63
2004	58.86	65.53	76.41	58.43	44.45	44.00	40.19	34.45	32.17	30.24	28.00	26.31	44.92
2005	24.67	30.33	26.00										27.50
10 Year AVG	36.59	37.52	39.42	36.11	33.22	35.65	36.52	38.83	39.18	40.41	44.89	38.82	38.10
7 Year AVG	33.20	35.66	38.95	35.09	31.42	34.17	34.10	37.63	37.21	38.28	41.38	34.83	35.99
5 Year AVG	34.44	36.96	40.29	36.91	31.82	35.25	35.16	38.12	37.61	39.71	41.85	35.70	36.98
3 Year AVG	37.98	42.39	46.86	41.05	36.38	40.41	39.36	41.66	41.83	43.27	46.57	39.71	41.46

meeting continued

from cover page

comparison to the prior fiscal year to adversely impact earnings.

Vice President and Chief Administrative Officer Marie Staley reviewed the company’s growth to 255 employees, noting activities and accomplishments of employees, and economic impact of the company in its communities. She reviewed unit transfers as an LLC, the unit price and new tax forms resulting from the company conversion to an LLC.

Election results for the Board of Managers were tallied after the meeting and announced March 18th. •

Tom Jacobs and Jeff Woodley

Retire from the Golden Oval Eggs

Board of Managers

Message to Board Members

As Tom Jacobs retired after 11 years of Board service, he shared his pride of GOE going from an original concept of a million bird nest run operation to a soon to be 7.4 million bird production and first stage in line processor of liquid eggs. He said, “GOE is positioned well for the future in the egg business with its state of the art feed mill on the Thompson site along with egg shell recovery and our strong management team. Our conversion to an LLC last year should bode well for continued growth and increased value of the company.”

Tom thanked shareholders for their confidence in him for these past years and said, “A shareholder once told me if you feel good about what is going on with the present and future of GOE as you sit on the board, you are serving my best interest because we are all shareholders seeking the best return on our investment. Simple concept but very true!”

Tom Jacobs, Founding Board Member

Tom Jacobs retired from the Board of Managers of Golden Oval Eggs when his term of office expired this March.  One of the founding members of Golden Oval Eggs, a farmer owner, he faithfully served Golden Oval Eggs and its farmer-owners since the company began in 1994.  Tom has overseen the growth of Golden Oval Eggs from a dream of agriculture entrepreneurs to a major liquid egg provider in the USA and Canada.  Tom served the Board as Secretary Treasurer from 1998 until 2001.

Chairman of the Board Marvin Breitkreutz described Tom “as a visionary farmer, committed to agriculture and entrepreneurial in spirit.  We have been fortunate to have Tom and the other founding producers remain on our Board for so long, guiding Golden Oval Eggs.  We thank Tom for his selfless service in building our company.”

Tom now plans to have more time to spend with his family on his farm.  A past board member of the Sheep Producers, Tom’s farming operation involves raising sheep, corn, soybeans and sugar beets.

Jeff Woodley, Iowa Board

Representative since 2000

Jeff Woodley also did not seek reelection to the Board of Managers this March.  On the Board of Managers, Jeff played a key role in transitioning Golden Oval Eggs into Iowa. The Golden Oval Eggs Iowa complex is just one mile east of his farm. Jeff says his goal was to see the Thompson Complex through community acceptance and completion.  About Golden Oval Eggs, he says, “It’s a great company and has always done what they said they would.  A remarkable achievement not often seen in business today.”

The Woodleys raise corn, soybeans and hay.  The President of the Board of Directors for the Natural Resources Conservation Services (NRCS), Jeff also serves on the Board of Directors for the Winnebago-Hancock Cattlemen’s Association.

A member of AgVentures Alliance Cooperative, Iowa Cattlemen’s Association, Iowa Angus Association and The American Angus Association, the Woodleys recently discontinued their Purebred Angus cow/calf operation as part of their retirement plans and have enjoyed traveling this winter through the Southwest. •

shareholder update

New Non-Certificate Unit Ownership

At the time of converting to an LLC, cooperative shares were converted to LLC units on a one-for-one basis. There is no need to surrender the certificates representing shares of common stock of the cooperative or exchange them for new certificates representing Class A units in the LLC. The LLC units have been issued in book-entry (or uncertificated) form. Shareholders may want to destroy certificates issued by Midwest Investors of Renville, Inc., to avoid confusion in the future regarding ownership. •

Improved Liquidity of Units explored

Shareholders will be interested to learn that the Board and Management of Golden Oval Eggs are exploring how to present unit holders with a liquidity opportunity at a per-unit value that more accurately reflects the perceived economic value of the company’s business and the ownership represented by the LLC units.

The company has explored and studied different forms of a liquidity event. It is important to note that the company has not entered into any letters of intent or agreements and there can be no assurance that it will be possible to complete any such liquidity event.

The list of possible liquidity events may include, but is not limited to, the sale of a portion of the ownership of the business to private investors, the sale of a portion of the ownership of the business in a public offering (which is possible in a variety of different ways and on an array of different markets and the exchanges) or a merger or sale in which the business of the company is transferred to a third party.

In light of these strategies and the possibility of increased value for the units, and in an effort to improve liquidity, members of the Board of Managers and Management may elect to purchase LLC units in the near future but did not seek to complete any purchases of LLC units during a “waiting period” of 10 business days which ended on March 31, 2005.

Until May 5, 2005, members of the Board of Managers and members of the management team may elect to purchase units in accordance with the normal procedures established for the purchase and sale of LLC units. •

Golden Oval Eggs Product Aids Tsunami Victims

Golden Oval Eggs joined the worldwide relief effort for the survivors of what has turned out to be one of the greatest natural disasters in history.  Golden Oval Eggs donated product through Feed the Children.  Feed the Children is the 9th largest international charity based in the US with more than 25 years of experience helping children and families in need.

Thanks to the American Egg Board who helped coordinate drying our egg product.  A water bottling company donated water for the dried product to be reconstituted onsite when needed.  With all the food transportation and storage problems caused by the tragedy, Joanne Ivy at the AEB told company representatives that this donation was especially appreciated and valuable. •

Product Marketing Manager

Royce Tack Retires

Travis Lubitz Will Assume Sales Responsibility

Royce Tack recently announced his plans for retirement from Golden Oval Eggs.  Royce joined Golden Oval Eggs with the acquisition of AEI in January 2000, taking over responsibility for Sales and Marketing of liquid egg production.  As an expert in cage systems, he first worked with Golden Oval Eggs in the 1994 planning stages.

In the poultry industry since the early 60s, Royce understood well what customers need and expect. He played a key role in placing the increased production from the new Iowa operations.

Dana Persson says that Royce always brought a distinguished professionalism with respect in the industry to all his representation of Golden Oval Eggs.  Royce has enjoyed his years with Golden Oval Eggs and being part of its successful growth and future.

Royce plans to retire in late April and is currently training Golden Oval Eggs Logistics Manager and ten-year veteran Travis Lubitz to take over sales.  Travis certainly knows the product delivery end of the business and is enjoying meeting customer representatives in sales.

Royce intends to continue to help the company with the sales management of subsidiary AEI. •

New egg Consumption Planned in Faster

Food Industries: Breakfast Menus Expand

In mid-January, good news for the egg industry crossed the newswires as Burger King Corp., Starbucks Corp. (SBUX), Chick-fil-A, and CKE Restaurants Inc.’s (CKR) Carl’s Jr. reported focus on breakfast menu expansion to continue their growth in market share with expanded lunch and dinner menus.  Their focusing on the “lazier morning hours for growth” was reported in an Associated Press article, “New Fast-Food Battlefield: Breakfast,” published January 10, 2005.

“We have restaurants where we’d be hard-pressed to handle more volume at lunch and dinner,” said Brad Haley, executive vice president of marketing at Carl’s Jr. and Hardee’s.  “Breakfast represents an undeveloped day-part for us and a new breakfast promotion has the opportunity to bring in an entirely new customer.”

Carl’s Jr. introduced a premium coffee brand to its stores and last month began selling a burger topped with an egg, hash browns, cheese, and bacon it calls the Breakfast Burger.

Burger King, the No. 2 burger chain, reported it is also testing a new breakfast item called the Enormous Omelette Sandwich, but gave no further details.

When McDonald’s added the McGriddle pancakes in 2003, analysts said it energized McDonald’s US sales.

In a January 12 Boston Associated Press article by Mark Jewell, Dunkin’ Donuts announced “broadening its small line of sandwiches with a new product offered through May at selected outlets: sirloin steak, scrambled eggs and cheese on a bagel ... an upscale version of its breakfast sandwich with a choice of bacon, ham or sausage.”  By test marketing, restaurants determine the feasibility of commitment chain-wide to a new menu item.

Adding fast food restaurant menu items became legendary with KFC and McNuggets® impact on the chicken industry in the 70s.

However, the success of these announced breakfast plans is still in the customer’s court.

In A New York Times article, “You Want Any Fruit with That Big Mac?” by Melanie Warner February 20, 2005, McDonald’s impact on the produce industry is reported after adding fruit and increased salad offerings on its menus.  “Eventually, a bigger supply of apples will drive prices down, which will be good for McDonald’s. But right now, the company’s huge presence in the market is keeping prices high. James R. Cranney Jr., vice president of the apple association, said that McDonald’s was one of the reasons that apple prices had not declined this year, despite favorable growing conditions that produced an abundant crop: ‘When you’ve got such a big buyer like that it’s going to keep the prices from falling.’ ” •

Board of Managers

Chris Edgington

Chairman

St. Ansgar, Iowa

641.713.4649

Marvin Breitkreutz

Vice Chairman

Renville, Minnesota

320.329.3139

Mark Chan

Secretary

Renville, Minnesota

320-894.0272

Rod Hebrink

Maple Lake, Minnesota

507.381.0662

Brad Petersburg

Hanlontown, Iowa

641.588.3116

Paul Wilson

Clarkfield, Minnesota

320.669.4431

Randy Tauer

Morgan, Minnesota

507.249.3597

Management

Dana Persson

President & Chief
Executive Officer

Terry Heying

Vice President & Chief
Operating Officer

Doug Leifermann

Vice President & Chief
Financial Officer

Marie Staley

Vice President & Chief
Administrative Officer

Golden Oval Eggs Office

Phone: 888.744.8182

Fax: 320.329.3246

Email: info@goldenovaleggs.com

This release contains discussion of some of our expectations regarding Golden Oval Eggs, LLC’s future performance. These forward-looking statements are based on our current views and assumptions. Actual results could differ materially from these current expectations and projections, and from historical performance. For example, our future results could be affected by such factors as: the competitive dynamics in the U.S. liquid egg markets and fluctuations in the cost and availability of resources and supplies. Further discussions of these matters and information regarding the company and its business can be found in the securities filings of Golden Oval Eggs, LLC through the Securities and Exchange Commission’s Electronic Data gathering and Retrieval (EDGAR) system at www.SEC.gov.

© copyright 2005 Golden Oval Eggs